Vringo, Inc.

Ellen Cohl

VP, Corporate Governance

Email: ir@vringo.com

Phone: +1 646-525-4319

FOR IMMEDIATE RELEASE

Vringo, Inc. Announces Allowance of First U.S. Patent

July 8, 2010 – NEW YORK, NEW YORK – Vringo, Inc. (NYSE Amex: VRNGU), a provider of video ringtones and personalization solutions for mobile devices, today announced that it has received a Notice of Allowance from the U.S. Patent and Trademark Office (“USPTO”) for a patent covering aspects of its video ringforward technology. Vringo has already filed 24 U.S. patent applications. This is the first of Vringo’s applications to be allowed by the USPTO.

The allowed application is U.S. Patent Application No. 11/544,938 entitled “Personalization Content Sharing System and Method” which protects Vringo’s core differentiating technology including the ability to receive video ringtones from friends and buddies and a means to trigger playing of that personalization when a user contacts a buddy on a phone or vice versa.

“We are extremely pleased to have received allowance of our first U.S. patent, which we believe provides critical protection for our video ringforward technology,” said Jon Medved, Chief Executive Officer of Vringo. “The allowance of our first and very important patent provides us with a key advantage as we look to expand our business and solidify our long-term competitive position after the recent completion of our Initial Public Offering.”

The USPTO will issue U.S. Patent No. 7,761,816 to Vringo on July 20, 2010. The patent will expire no earlier than December 2026.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Vringo expressly disclaims any obligations or undertaking to update any forward-looking statements contained herein to reflect any change in events, conditions or circumstances on which any statement is based.

About Vringo

Founded in 2006, Vringo is bringing about the evolution of ringtones. With its award-winning video ringtone application and Web platform, Vringo transforms the basic act of making and receiving mobile phone calls into a highly visual, social experience. By installing Vringo’s application, which is compatible with more than 200 handsets, users can create or take video, images and slideshows from virtually anywhere and make it into their personal call signature. For more information, visit http://www.vringo.com.

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